EXHIBIT 10.2.2

THE ISSUANCE AND SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE LENDER, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

PROMISSORY NOTE

US$1,500,000 May 12, 2014

FOR VALUE RECEIVED, the undersigned, Joey New York, Inc., a Nevada corporation (the "Obligor"), hereby promises to pay to the order of RICHARD ROER, an individual, residing in Miami-Dade County, Florida (the "Holder"), the principal sum of One Million Five Hundred Thousand Dollars ($ 1,500,000) payable as set forth below. The Obligor also promises to pay to the order of the Holder interest on the principal amount hereof at a rate of 5% per annum, which interest shall be payable on the Maturity Date as defined herein. Interest shall be calculated on the basis of the year of 365 days and for the number of days actually elapsed.  The payments of principal and interest hereunder shall be made in coin or currency of the United States of America which at the time of payment shall be legal tender therein for the payment of public and private debts.

This Note shall be subject to the following additional terms and conditions:

1.           Payments.  Subject to Section 2 hereof, all principal shall be due in one (1) installment on May 12, 2016 (the "Maturity Date"). In the event that any payment to be made hereunder shall be or become due on Saturday, Sunday or any other day which is a legal bank holiday under the laws of the Unites States, such payment shall be or become due on the next succeeding business day.

2.           Prepayment.  The Obligor and the Holder understand and agree that the principal amount of this Note may be prepaid in whole or in part by the Obligor prior to the maturity date without penalty of any kind. Interest shall be calculated based on outstanding principal.

3.           Additional Guarantor/s, Subsidiaries.  At the Holder’s request all subsidiaries of the Obligor shall be jointly and severally obligated to repay the note amount, accrued interest or any outstanding portion thereof, in the event Joey New York, Inc. is unable to satisfy the repayment obligations of this note when due.

4.           No Waiver.  No failure or delay by the Holder in exercising any right, power or privilege under the Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No course of dealing between the Obligor and the Holder shall operate as a waiver of any rights by the Holder.

5.           Waiver of Presentment and Notice of Dishonor.  The Obligor and all endorsers, guarantors and other parties that may be liable under this Note hereby waive presentment, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

6.           Place of Payment.  All payments of principal of this Note and the interest due hereon shall be made at such place as the Holder may from time to time designate in writing.

7.           Events of Default.  The entire unpaid principal amount of this Note and the interest due hereon shall, at the option of the Holder exercised by written notice to the Obligor forthwith become and be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, if any one or more of the following events (herein called "Events of Default") shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgement, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing at the time of such notice:

(a)            if default shall be made in the due and punctual payment of the principal of this Note and the interest due thereon when and as the same shall become due and payable, whether at maturity, or by acceleration or otherwise, and such default have continued for a period of five (5) days;

(b)           if the Obligor shall:

(i)	admit in writing its inability to pay its debts generally as they become due;

(ii)	file a petition in bankruptcy or petition to take advantage of any insolvency act;

(iii)	make assignment for the benefit of creditors;

(iv)	consent to the appointment of a receiver of the whole or any substantial part of its property;

(v)	on a petition in bankruptcy filed against it, be adjudicated a bankrupt;

(vi)
file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof; or

(c)           if the court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of the Obligor, a receiver of the whole or any substantial part of the Obligor's property, and such other, judgment or decree shall not be vacated or set aside or stayed with ninety (90) days from the date of entry thereof;

(d)           if, under the provisions of any other law for the relief or aid of debtors, any court or competent jurisdiction shall assume custody or control of the whole or any substantial part of Obligor's property and such custody or control shall not be terminated or stayed within (90) days from the date of assumption of such custody or control; and

(e)           if (i) the Company sells, licenses, or otherwise transfers all or substantially all of its assets or (ii) merges with or into another entity in a change of control transaction.

8.           Remedies.  In case any one or more of the Events of Default specified in Section 7 hereof shall have occurred and be continuing, the Holder may proceed to protect and enforce its rights whether by suit and/or equity and/or by action law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or the Holder may proceed to enforce the payment of all sums due upon the Note or enforce any other legal or equitable right of the Holder.

9.           Severability.  In the event that one or more of the provisions of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

10.           Governing Law This Note and the rights and obligations of the Obligor and the Holder shall be governed by and construed in accordance with the laws of the State of Florida. Any action to enforce this Note shall be in the federal or state court sitting in Miami-Dade County.

IN WITNESS WHEREOF, Joey New York, Inc. has signed this Note as of the 12th day of May 2014.

OBLIGOR:

Joey New York, Inc.

By:           /s/Svetlana Goffman
Svetlana Goffman
President and Director

HOLDER:

I hereby agree and accept the above terms.  Further, upon presentment of final payment, I hereby agree to return this Promissory Note in its original form with a letter of acknowledgement of payment.

Richard Roer, an Individual.

By:           /s/Richard Roer
Richard Roer
 An Individual